As filed with the Securities and Exchange Commission on June 1, 1999.
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         Automatic Data Processing, Inc.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           22-1467904
       (State or other                                     (I.R.S. Employer
jurisdiction of incorporation)                            Identification No.)

                                One ADP Boulevard
                           Roseland, New Jersey 07068
                              Phone: (973) 974-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------

                              JAMES B. BENSON, ESQ.
                  Vice President, Secretary and General Counsel
                                One ADP Boulevard
                           Roseland, New Jersey 07068
                                 (973) 974-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            RICHARD S. BORISOFF, ESQ.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                            ------------------------

      Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholders.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                          CALCULATION OF REGISTRATION FEE
=========================================== ================== ================== ========================== ======================
                                                                Proposed Maximum
          Title of each class of                  Amount         Offering Price   Proposed Maximum Aggregate Amount of Registration
       securities to be Registered           to be Registered      Per Share(1)          Offering Price                Fee
------------------------------------------- ------------------ ------------------ -------------------------- ----------------------
Common Stock, $0.10 par value per share      1,395,546 shares       $42.9375              $59,921,256              $16,658.11
=========================================== ================== ================== ========================== ======================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended. Pursuant to Rule 457, the proposed maximum offering price per share of common stock of the Registrant is based upon the average of the high and low prices of the Registrant's common stock on May 26, 1999 on the New York Stock Exchange Composite Transaction Tape.

                               ------------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this document is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                    Subject to Completion, dated June 1, 1999

PRELIMINARY PROSPECTUS

                         AUTOMATIC DATA PROCESSING, INC.

                                1,395,546 Shares

                                  Common Stock

                            ------------------------


    This prospectus relates to the               Our company's shares of common
public offering, which is not being          stock are traded on the New York
underwritten, of 1,395,546 shares of our     Stock Exchange, the Chicago Stock
company's common stock. The common stock     Exchange and the Pacific Stock
is held by some of the former                Exchange under the symbol "AUD."
stockholders of Dealer Solutions             On May 27, 1999, ADP's stock price
Holdings, Inc., who are listed on pages      was $41.06.
5-8 of this document. These stockholders obtained their shares of ADP common stock by virtue of a merger between our company and Dealer Solutions.

    These stockholders may sell their
ADP shares at prices which are based on
the market price of the stock in
negotiated transactions. ADP will not
receive any of the proceeds from the
sale of the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the ADP common stock to be issued in connection with this document or determined that this document is accurate or adequate. Any representation to the contrary is a criminal offense.

                                       o, 1999

                                Table of Contents


THE COMPANY...........................................................4

USE OF PROCEEDS.......................................................4

THE SELLING STOCKHOLDERS..............................................5

PLAN OF DISTRIBUTION..................................................9

EXPERTS  .............................................................9

LEGAL OPINION.........................................................9

WHERE YOU CAN FIND MORE INFORMATION..................................10

                                   THE COMPANY

         Our company is engaged in the computing services business. With over 425,000 clients, we are one of the largest companies in the world dedicated to providing computerized transaction processing, data communications and information services. Our services include:

         o        payroll, payroll tax and human resource management;

         o securities transaction processing and investor communication services;

         o industry-specific computing and consulting services for auto and truck dealers; and

         o computerized auto repair estimating, auto parts availability services and fee and utilization audits of bodily injury claims.

         Our company's principal executive offices are located at One ADP Boulevard, Roseland, New Jersey 07068.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

                            THE SELLING STOCKHOLDERS

         Except as set forth below, the selling stockholders listed in the table below received their shares of ADP common stock from our company by virtue of a merger of an indirect wholly owned subsidiary of ADP into Dealer Solutions Holdings, Inc. The selling stockholders were Dealer Solutions shareholders at the time of the merger and received their ADP shares in exchange for their shares of Dealer Solutions common or preferred stock. In connection with this merger, we agreed to register the shares of ADP common stock received by the selling stockholders so that they may resell their ADP shares if they so desire.

         We list below with respect to the selling stockholders (1) the number of ADP shares beneficially owned after the merger and prior to the offering covered by this prospectus, (2) the maximum number of ADP shares which may be sold in the offering and (3) the number of ADP shares which will be beneficially owned after the offering, assuming the sale of all the shares set forth in (2) above.

                                     Beneficial Ownership                               Beneficial Ownership
                                       Prior to Offering         Shares To Be              After Offering
Selling Stockholder                 Shares       Percentage        Offered            Shares         Percentage
-------------------                 ------       ----------        -------            ------         ----------
AutoNation DS                      368,807            *            368,807              0                 0
  Investments,
Inc.(1)(2)
Warburg Pincus                   875,447(3)           *            116,346           759,101              0
  Emerging Growth
  Fund
Gerlach & Co.                       20,942            *             20,942              0                 0
Mass Mutual                          5,817            *              5,817              0                 0
  Participation
  Investors
Mass Mutual                         11,634            *             11,634              0                 0
  Corporate Investors
Massachusetts Mutual                31,413            *             31,413              0                 0
  Life Insurance
  Company

                                     Beneficial Ownership                               Beneficial Ownership
                                       Prior to Offering         Shares To Be              After Offering
Selling Stockholder                 Shares       Percentage        Offered            Shares         Percentage
-------------------                 ------       ----------        -------            ------         ----------
Lincoln Trust                       23,269            *             23,269              0                 0
   Company, Custodian
   FBO Herbert F.
   Boeckmann, II IRA
Karl L. and Thyra J.                 2,326            *              2,326              0                 0
   Boeckmann
John L. Kendall                      4,653            *              4,653              0                 0
Dodge Financial                     79,674            *             79,674              0                 0
   Family Limited
   Partnership(2)
Studebaker Family                   73,499            *             73,499              0                 0
   Limited Partnership(2)
Michael S. Castleman,              122,303            *            122,303              0                 0
   Jr.(2)
RNR Properties, Ltd.(2)             82,863            *             82,863              0                 0
Kevin H. Whalen(2)                  27,620            *             27,620              0                 0
BKC CARMan, Inc.(2)                 63,738            *             63,738              0                 0
DC CARMan, Inc.(2)                  39,836            *             39,836              0                 0
Timberwilde Investment              39,386            *             39,386              0                 0
   Partners (2)
Kent S. Bradshaw(2)                 38,552            *             38,552              0                 0
Kent S. Bradshaw(2)(4)                 582            *                582              0                 0
Kent S. Bradshaw(2)(5)                 191            *                191              0                 0
S. Bond McCall, III(2)              23,285            *             23,285              0                 0
Robert D. Remy(2)                   20,316            *             20,316              0                 0
Larry Clark(2)                      18,176            *             18,176              0                 0
Douglas A. Dawson(2)                15,934            *             15,934              0                 0
John Traver(2)                      13,649            *             13,649              0                 0
Margaret Sager Pfeffer               4,944            *              4,944              0                 0
   Estate Trust(2)(6)
Margaret Sager Pfeffer               4,944            *              4,944              0                 0
   Estate Trust(2)(7)
Charles F. White, III(2)             7,967            *              7,967              0                 0
Edward Barton                        7,967            *              7,967              0                 0
   Prideaux(2)
Michael W. Hines(2)                  7,967            *              7,967              0                 0

                                     Beneficial Ownership                               Beneficial Ownership
                                       Prior to Offering         Shares To Be              After Offering
Selling Stockholder                 Shares       Percentage        Offered            Shares         Percentage
-------------------                 ------       ----------        -------            ------         ----------
Raymond L. Chilton                   3,983            *              3,983              0                 0
   Jr.(2)
Ray Taggart Chilton(2)               1,992            *              1,992              0                 0
Gene Alan Chilton(2)                 1,992            *              1,992              0                 0
Ron Schwartz(2)                      7,967            *              7,967              0                 0
Mark L. Elkins(2)                    7,651            *              7,651              0                 0
Robert Noell &                       7,203            *              7,203              0                 0
   Associates, Inc.(2)
Robert G. Gregory(2)                 6,424            *              6,424              0                 0
Joe Romero(2)                        4,762            *              4,762              0                 0
Madison Lee Oden(2)                  5,975            *              5,975              0                 0
John G. Oates(2)                     6,874            *              6,874              0                 0
Paul C. Gregory(2)                   5,672            *              5,672              0                 0
Stephen P. Amante(2)                 5,100            *              5,100              0                 0
Alan S. Ratterree(2)                 3,983            *              3,983              0                 0
E. Blake Mosher(2)                   3,983            *              3,983              0                 0
Derrik Deyhimi (2)                   3,983            *              3,983              0                 0
Raymond O. McCall (2)                3,983            *              3,983              0                 0
Robert B. Cannon(2)                  3,983            *              3,983              0                 0
William Scott Sitzes(2)              3,983            *              3,983              0                 0
Steven Dwight Brown(2)               3,983            *              3,983              0                 0
Beverly M. Holland(2)                3,585            *              3,585              0                 0
Blake Anthony Pfeffer(2)             2,390            *              2,390              0                 0
Scott Smith (2)                      2,373            *              2,373              0                 0
David R. Mosley(2)                   3,046            *              3,046              0                 0
Don Pelham(2)                        1,992            *              1,992              0                 0
Randy Rieter(2)                      1,992            *              1,992              0                 0
Patrick Amante(2)                    1,169            *              1,169              0                 0
Michael J. Sailor(2)                   825            *                825              0                 0
Kirk Matthew Pfeffer(2)                796            *                796              0                 0
Mike Shaw(2)                           686            *                686              0                 0
Rene Romero(2)                         527            *                527              0                 0
John Walls(2)                          635            *                635              0                 0
Michael Rainwater(2)                   738            *                738              0                 0
Larry Stewart(2)                       738            *                738              0                 0
John Varkey(2)                         738            *                738              0                 0

                                     Beneficial Ownership                               Beneficial Ownership
                                       Prior to Offering         Shares To Be              After Offering
Selling Stockholder                 Shares       Percentage        Offered            Shares         Percentage
-------------------                 ------       ----------        -------            ------         ----------
Doug Bainbridge(2)                     527            *                527              0                 0
Don McGee(2)                           263            *                263              0                 0

-------------------

*      Less than 1%.

(1) Includes 116,346 shares of ADP common stock which will be received in exchange for this holder's Dealer Solutions preferred stock.

(2) Under the terms of the merger agreement, approximately 27% of the total number of shares of ADP common stock which this holder is otherwise entitled to receive in exchange for its shares of Dealer Solutions common stock will be held in escrow to indemnify ADP against losses specified in the merger agreement. In addition, this holder's proportionate interest in 2,327 of the shares of ADP common stock issuable to the former holders of Dealer Solutions common stock are being deposited with Robert G. Gregory in his capacity as escrow representative and indemnification representative of the former shareholders of Dealer Solutions. These shares may be used by Mr. Gregory to pay certain administrative and other expenses incurred by him as more fully described in the merger agreement. Any balance of such shares will be distributed to this holder at the times indicated in the merger agreement.

(3)    Includes 759,101 shares of ADP common stock acquired before the merger.

(4)    As custodian for Brian Travis Bradshaw, Uniform Transfers to Minors
       Act/Texas.

(5) As custodian for Tyler Matthew Bradshaw, Uniform Transfers to Minors Act/Texas.

(6)    As trustee for Kirk Matthew Pfeffer.

(7)    As trustee for Blake Anthony Pfeffer.

                              PLAN OF DISTRIBUTION

         We are registering 1,395,546 shares of ADP common stock on behalf of the selling stockholders. We issued all of these shares in connection with our acquisition of Dealer Solutions Holdings, Inc.

         The selling stockholders may choose to sell their shares from time to time on the New York Stock Exchange, the Chicago Stock Exchange and/or the Pacific Stock Exchange, at market prices prevailing at the time of the sale, at prices related to the then prevailing market prices, in negotiated transactions or through a combination of these methods. In addition, these selling stockholders may choose one or more of the following alternatives:

         o a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         The selling stockholders and any broker-dealers who act in connection with the sale of their shares of ADP common stock under this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by them and profit on any resale of their shares of ADP common stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. ADP has agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL OPINION

         James B. Benson, Esq., Vice President, Secretary and General Counsel of ADP, will issue an opinion about the legality of the ADP common stock being offered by this prospectus. As of the date of this prospectus, Mr. Benson beneficially owns 75,504 shares of ADP's common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including our filings, are also available to the public from the Securities and Exchange Commission's Web site at "http://www.sec.gov."

         Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, and such reports, proxy statements and other information can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the office of the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange, 618 South Spring Street, Los Angeles, California 90015 and 301 Pine Street, San Francisco, California 94104.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act. This prospectus is a part of the registration statement and constitutes a prospectus of our company for the ADP common stock to be sold by the selling stockholders. As allowed by the Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important business and financial information about us to you that is not included in or delivered with this prospectus by referring you to those documents.

         The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the offering of our company's shares of common stock:

1.       Annual Report on Form 10-K of ADP for the fiscal year ended June 30,
         1998.

2. Quarterly Reports on Form 10-Q filed by ADP for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999.

3. The description of ADP common stock contained in ADP's Registration Statement on Form 8-A.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         James B. Benson, Esq.,
         Vice President, Secretary and General Counsel
         Automatic Data Processing, Inc.
         One ADP Boulevard
         Roseland, New Jersey 07068
         Telephone requests may be directed to (973) 974-5000.

         We have not authorized anyone to give any information or make any representation about our company that differs from or adds to the information in this prospectus or in our documents or the documents that we publicly file with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

         The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.


         Registration fee to the Securities
         and Exchange Commission.................................$16,658.11
         Accounting fees and expenses............................$ 2,500.00
         Legal fees and expenses.................................$ 3,000.00
         Miscellaneous expenses..................................$   100.00
                  Total..........................................$22,258.11

         The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the selling stockholders, will be paid by ADP.

Item 15. Indemnification of Directors and Officers.

         Provision for indemnification of directors and officers is made in
Section 145 of the Delaware General Corporation Law.

         Article Fifth, Sections 3 and 4 of the ADP's Amended and Restated Certificate of Incorporation provide as follows:

         "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the Bylaws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

         "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

         Finally, Article 6, Section 1 of ADP's By-Laws provides as follows:

         "Nature of Indemnity: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation, and (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The indemnification under this Section 1 shall apply to all directors and officers of the Corporation who sit on the boards of directors of non-profit corporations in keeping with the Corporation's philosophy."

         "The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         As permitted by Section 145 of the General Corporation Law of the State of Delaware and ADP's Certificate and By-Laws, ADP also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of ADP against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.

Item 16. Exhibits.

         A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 17. Undertakings.

         (a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
         (b)(1)(i) and (b)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Roseland, State of New Jersey, on the 1st day of June, 1999.

                                        AUTOMATIC DATA PROCESSING, INC.
                                                 (Registrant)


                                        By: /s/ Arthur F. Weinbach
                                            ----------------------
                                            Arthur F. Weinbach
                                            Chairman of the Board
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                                 Date
---------                     -----                                 ----

/s/ Arthur F. Weinbach        Chairman of the Board, Chief          June 1, 1999
----------------------        Executive Officer and Director
(Arthur F. Weinbach)          (Principal Executive Officer)

/s/ Richard J. Haviland       Chief Financial Officer               June 1, 1999
-----------------------       (Principal Financial and
(Richard J. Haviland)         Accounting Officer)

/s/ Gary C. Butler            Director                              June 1, 1999
------------------
(Gary C. Butler)

/s/ Joseph A. Califano, Jr.   Director                              June 1, 1999
---------------------------
(Joseph A. Califano, Jr.)

/s/ Leon G. Cooperman         Director                              June 1, 1999
---------------------
(Leon G. Cooperman)

/s/ George H. Heilmeier       Director                              June 1, 1999
-----------------------
(George H. Heilmeier)

Signature                     Title                                 Date
---------                     -----                                 ----

/s/ Ann Dibble Jordan         Director                              June 1, 1999
---------------------
(Ann Dibble Jordan)

/s/ Harvey M. Krueger         Director                              June 1, 1999
---------------------
(Harvey M. Krueger)

/s/ Frederic V. Malek         Director                              June 1, 1999
---------------------
(Frederic V. Malek)

/s/ Henry Taub                Director                              June 1, 1999
--------------
(Henry Taub)

/s/ Laurence A. Tisch         Director                              June 1, 1999
---------------------
(Laurence A. Tisch)

/s/ Josh S. Weston            Director                              June 1, 1999
------------------
(Josh S. Weston)

                                  EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
Number                          Exhibit                                 Page

  3.1    Amended and Restated Certificate of Incorporation of the          _
         Registrant (incorporated by reference to Exhibit (3)-#1 to Registrant's Registration Statement on Form S-4 filed with the Commission on February 9, 1999)
  3.2    Amended and Restated By-laws of the Registrant (incorporated      _
         by reference to Exhibit (3)-#2 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997,
         No. 1-05397)
  3.3    Form of the Registrant's Common Stock Certificate                 _
         (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3 filed with the Commission on January 21, 1992, No. 33-45150)
  5.1    Opinion of James B. Benson, Esq. as to the legality of the     II-7
         securities being registered hereby
 23.1    Consent of James B. Benson, Esq. (included in Exhibit 5.1)        _
 23.2    Consent of Deloitte & Touche LLP                               II-8